As filed with the Securities and Exchange Commission on August 10, 2022
Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

CYCLERION THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Massachusetts	83-1895370
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

245 First Street, 18th Floor Cambridge, Massachusetts	02142
(Address of Principal Executive Offices)	(Zip Code)

Cyclerion Therapeutics, Inc. 2019 Equity Incentive Plan
Cyclerion Therapeutics, Inc. 2019 Employee Stock Purchase Plan
(Full title of the plan)

Anjeza Gjino
245 First Street, 18th Floor
Cambridge, Massachusetts 02142
(Name and address of agent for service)
(857) 327-8778
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Gary J. Simon, Esq.
Hughes Hubbard & Reed LLP
One Battery Park Plaza
New York, NY 10004

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES
INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

This Registration Statement (the “Registration Statement”) is being filed by Cyclerion Therapeutics, Inc. (the “Company”) to register “Additional Shares”, consisting of an additional 2,088,988 shares of Common Stock of the Company issuable under the Company’s 2019 Equity Incentive Plan (the “2019 Incentive Plan”) and an additional 522,247 shares of Common Stock of the Company issuable under the Company’s 2019 Employee Stock Purchase Plan (the “2019 ESPP” and together with the 2019 Incentive Plan, the “Plans”). The Additional Shares are in addition to the Common Stock previously registered for issuance in respect of the Plans on the Company’s Registration Statement on Form S-8 (File No. 333-230615), filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2019, the Company’s Registration Statement on Form S-8 (File No. 333-248957), filed with the SEC on September 22, 2020, and the Company’s Registration Statement on Form S-8 (File No. 333-258316), filed with the SEC on July 30, 2021 (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding registration of additional securities. Pursuant to such instruction, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except to the extent otherwise updated or modified by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by Cyclerion Therapeutics, Inc. (the “Registrant”) with the SEC are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

(1)          The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 24, 2022;

(2)          The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, filed with the SEC on May 4, 2022 and August 9, 2022, respectively;

(3)          The Registrant’s Current Reports on Form 8-K filed with the SEC on June 3, 2022, June 15, 2022 and July 26, 2022 (only with respect to Item 5.02 thereof); and

(4)          The description of the Registrant’s Common Stock contained in the Information Statement filed with the SEC as Exhibit 99.1 to the Registrant’s Form 10 (File No. 001-38787), including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the SEC, or any other information that is not deemed “filed” with the SEC, be incorporated by reference into, or otherwise become part of, this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

Exhibit Number	Description
3.1	Restated Articles of Organization of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 to Registration Statement on Form S-8 filed on March 29, 2019) (File No. 333-230615).
3.2	Amended and Restated Bylaws of Cyclerion Therapeutics, Inc. (incorporated by reference to Exhibit 4.2 to Registration Statement on Form S-8 filed on March 29, 2019) (File No. 333-230615).
3.3	Cyclerion Therapeutics, Inc. 2019 Employee Stock Purchase Plan (incorporated by reference to Exhibit 4.3 to Registration Statement on Form S-8 filed on March 29, 2019) (File No. 333-230615).
3.4	Cyclerion Therapeutics, Inc. 2019 Equity Incentive Plan (incorporated by reference to Exhibit 4.4 to Registration Statement on Form S-8 filed on March 29, 2019) (File No. 333-230615).
5.1	Opinion of Foley Hoag LLP (filed herewith)
23.1	Consent of Ernst & Young, LLP (filed herewith)
23.2	Consent of Foley Hoag LLP (included in the opinion filed as Exhibit 5.1).
24.1	Power of Attorney (included in the signature page to this Registration Statement)
107	Filing Fee Table (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cambridge, Massachusetts, on the 10th day of August, 2022.

CYCLERION THERAPEUTICS, INC.

By:	/s/ Anjeza Gjino
	Name:	Anjeza Gjino
	Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Peter M. Hecht and Anjeza Gjino, jointly and severally, as their true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for them and in their name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement on Form S-8 of Cyclerion Therapeutics, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter M. Hecht	Chief Executive Officer (Principal Executive Officer) and Director	August 10, 2022
Peter M. Hecht

/s/ Anjeza Gjino	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 10, 2022
Anjeza Gjino

/s/ George Conrades	Director	August 10, 2022
George Conrades

/s/ Errol De Souza	Director	August 10, 2022
Errol De Souza

/s/ Marsha Fanucci	Director	August 10, 2022
Marsha Fanucci

/s/ Steven E. Hyman	Director	August 10, 2022
Steven E. Hyman

/s/ Ole Isacson	Director	August 10, 2022
Ole Isacson

/s/ Stephanie Lovell	Director	August 10, 2022
Stephanie Lovell

/s/ Terrance McGuire	Director	August 10, 2022
Terrance McGuire

/s/ Michael Mendelsohn	Director	August 10, 2022
Michael Mendelsohn